UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aries I Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	98-1578649 (I.R.S. Employer Identification No.)

23 Lime Tree Bay, P.O. Box 1569 Grand Cayman, Cayman Islands KY-1110 (Address of Principal Executive Offices)	N/A (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253806

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Aries I Acquisition Corporation (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-253806), originally filed with the U.S. Securities and Exchange Commission on March 3, 2021, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on March 10, 2021).

3.2	Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on March 10, 2021).

3.3	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on March 10, 2021).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on May 11, 2021).

4.2	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on March 10, 2021).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on March 10, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on May 11, 2021).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on May 11, 2021).

10.3	Form of Registration Rights Agreement among the Registrant, Aries Acquisition Partners Ltd. and the Holders signatory thereto (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-253806), filed with the U.S. Securities and Exchange Commission on May 11, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARIES I ACQUISITION CORPORATION

Date: May 18, 2021	By:	/s/ Randy Brinkley
		Name:	Randy Brinkley
		Title:	Chief Executive Officer